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                                                                       EXHIBIT 3

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement (this "Agreement"), dated
                                                     ---------
February __, 1999, is entered by and between The B.F. Goodrich Company, a Delaware corporation ("Goodrich") and ProActive Finance Group, LLC, a Texas
                       --------
limited liability company ("ProActive").
                            ---------

     Goodrich and ProActive entered into that certain Stock Purchase Agreement, dated January 2, 1999 (the "Purchase Agreement"), pursuant to which Goodrich
                            ------------------
agreed to sell, and ProActive agreed to purchase, all of the right, title and interest of Goodrich in and to the Purchased Shares and the Purchased Debt, each as defined in the Purchase Agreement (the "DTM Sale"). In connection with and as
                                           --------
further inducement for ProActive to consummate the DTM Sale, Goodrich agreed to assign all of its right, title and interest in and to that certain Shareholders' Agreement, dated April 30, 1996, as amended (the "Shareholders'
                                                                ------------
Agreement") to ProActive.
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     Therefore, for good and valuable consideration, receipt and sufficiency of which is acknowledged, Goodrich hereby grants, bargains, sells and assigns to ProActive all of Goodrich's right, title and interest in and to the Shareholders' Agreement and the rights, duties, and obligations conferred thereby. In addition, Goodrich hereby grants, bargains, sells, and assigns to ProActive all of Goodrich's right, title and interest in and to the Purchased Shares and Purchased Debt.

     ProActive does hereby accept the foregoing assignments and hereby assumes from and after the date of this Agreement, all of Goodrich's liabilities, duties, and obligations with respect to or arising from the Goodrich's right, title and interest in and to the Shareholders' Agreement. ProActive hereby acknowledges that the foregoing assignment and assumption shall relieve Goodrich of all of liabilities, duties, and obligations assigned and assumed hereby.



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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                GOODRICH:

                                THE B.F. GOODRICH COMPANY



                                By:
                                   -------------------------------------
                                Name:
                                Title:



                                PROACTIVE:

                                PROACTIVE FINANCE GROUP, LLC



                                By:
                                   -------------------------------------
                                   Anthony Mariotti
                                   President


The undersigned hereby acknowledges its obligation to Goodrich in the amount of $907,000 and acknowledges and consents to the foregoing assignments and assumptions by Goodrich and ProActive.

DTM CORPORATION


By:
   --------------------------------------
Name:
Title:


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